Comments on Federal Trust Corp. Transaction

This presentation contains forward-looking statements, as defined by Federal Securities
Laws, relating to present or future trends or factors affecting the operations, markets and products of CenterState Banks, Inc. (CSFL). These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to CSFL’s most recent Form 10-Q and Form 10-K filed with the Securities
Exchange Commission.
CSFL undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation.
Forward Looking Statement

Gainesville
Palm Coast
Flagler Beach
Ormond Beach
Daytona Beach
Port Orange
New Smyrna Beach
Deland
Winter Springs
Orlando
Cape Canaveral
Cocoa Beach
St Cloud
Melbourne
Palm Bay
Fort Pierce
Port St Lucie
Jupiter
Palm Beach Gardens
Riviera Beach
Wellington
Royal Palm Beach
Clearwater
Tampa
St Petersburg
Largo
Pinellas Park
Bradenton
Sarasota
Port Charlotte
North Port
North Fort Myers
Spring Hill
Brooksville
Lakeland
Winter Haven
Suwannee Sound

CSFL

Financial Highlights and Branch Network

Buyer (52 branches)
Target (11 branches)
Headquarters Sanford, FL
Year Established 1988
Deposits  (approximate)
$230,000
Loans  (approximate)
$170,000
Self-capitalizing transaction
27% loan discount on selected performing
loans; 0% deposit premium
1 year put back on any past due or adversely
classified loan
Assumption of approximately $5 million of
TruPs at LIBOR + 2.95%
Target Branch network to be evaluated
1
Dollars in thousands
Financial Highlights¹
Selected Deal Terms

29.9%
26.0%
19.2%
11.7%
11.3%
0.6%
0.0%
1.3%
Pre 2004
2004
2005
2006
2007
2008
2009
2010

Orange 9.1%
Lake 8.0%
Volusia 5.3%
Coastal Pool 5.1%
Palm Beach 4.0%
Broward 2.9%
Seminole 2.6%
Lee 1.6%
Flagler 1.4%
Other 8.4%
Polk 17.1%
Osceola 13.3%
Miami-Dade 11.0%
Out of State 10.0%

CSFL

Loans
Selected SF 1-4 Balances by Origination Year
(Percent of Outstandings, excluding HELOCs)
Selected Residential Loans by Florida County
Selected Loan Criteria:
Loan portfolio mix:  90% 1-4 Single Family; 6% HELOCs; 4% Commercial
No problem loans including no OREO, nonaccrual loans, adversely classified for regulatory purposes, and Troubled
Debt Restructures
No past due loans including no 60 days past due anytime during last 12 months and no loans past due more than 2 times during last 12 months
Selected SF 1-4 Balances by Origination Year
(Percent of Outstandings, excluding HELOCs)
Selected Residential Loans by Florida County

Demand Deposits
5%
NOW
8%
Time Deposits
37%
Savings &
MMDA
50%

CSFL

Deposits
Deposit
Type
No. of
Accts
12/31/10
Balance
Avg
Balance
WA
Rate
Demand
Deposits
3,289 $11MM $3,300 0.00%
NOW 778 18MM 23,100 0.42%
Savings &
MMDA
2,307 118MM 51,100 0.98%
Time
Deposits
3,107 87MM 28,000 2.42%
Total 9,481 $234MM $24,700 1.44%
Data as of 12/31/10
Total Deposits by Type (%)
Total Deposits Detail